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                                                                    EXHIBIT 23.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------




We consent to the incorporation by reference in the Registration Statement (Form S-8) of RADVISION Ltd. for the registration of 165,000 of its Ordinary Shares of our report dated March 31, 2008 (except for Note 10e as to which the date is June 23, 2008), with respect to the consolidated financial statements and schedule of RADVISION Ltd. and subsidiaries and the effectiveness of internal control over financial reporting of RADVISION Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.



                                            /s/ Kost Forer Gabbay and Kasierer
                                            ----------------------------------
                                            Kost Forer Gabbay and Kasierer
                                            A member of Ernst & Young Global


Tel Aviv, Israel
November 16, 2008